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                                PROMISSORY NOTE


$400,000.00                                        June 1, 1994


For value received Pacific Coast Technologies, Inc. agrees to pay
James C. Kyle and Carol A. Kyle the sum of $400,000 under the following terms and conditions.

     1. It is understood that this amount ($400,000) is the balance of a negotiated sum of $560,000 [due] the Kyles from the original purchase of the Company (KTC) by Mr.
          Wright in 1990.

     2. This negotiated sum of $560,000 includes all principal and interest due and past due the Kyles.

     3. The Kyles agree to make an effort to purchase $100,200 worth of common stock from PCT Holdings, Inc. per the company's private placement to occur within sixty days of the date of this document.

If for any reason the Kyles do not purchase this stock. The balance of $160,000 will become a separate note effective August 1, 1994. The note will bear interest at 8.5% interest (annual rate) with interest only payable on a monthly basis. The principal amount of $160,000 will be due in one lump sum payment on June 1, 1995.

     4. The original note balance of $400,000 shall bear interest at 8.5% (annual rate) payable interest only on a monthly basis until October 21, 1994.

A principal payment of $200,000 will be paid on October 21, 1994.

Interest only payments on the balance of $200,000 will be made monthly at 8.5% interest (annual rate) until January 3, 1995 when the remaining balance of $200,000 will be paid in full.

     5. The Patents purchased by this agreement as well as the Company's receivables and inventory shall serve as collateral for this Loan subject to subordination to the Company's senior lender or institution.

     6. The payment on any and all monthly interest to the Kyles by Pacific Coast Technology will not be subject to any subordination as agreed by telecon and fax May 27, 1994.

     7. The Term of this note is from June 1, 1994 until January 3, 1995.


                              Pacific Coast Technologies, Inc.



By: /s/ JAMES C. KYLE         By:  /s/ DON A. WRIGHT
   -------------------------     -----------------------------
     James C. Kyle                 Donald A. Wright, President



By: /s/ CAROL A. KYLE
   -------------------------
     Carol A. Kyle